TRANSFER OF THIS NOTE IS RESTRICTED PURSUANT TO THE STOCKHOLDERS AGREEMENT DATED AS OF MAY 29, 2002, BY AND AMONG AUDIOVOX CORPORATION, TOSHIBA CORPORATION AND AUDIOVOX COMMUNICATIONS CORP., COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF AUDIOVOX COMMUNICATIONS CORP.

NON-NEGOTIABLE DEMAND NOTE

                                                                    May 29, 2002
                                                             Hauppauge, New York

     FOR VALUE RECEIVED, the undersigned, AUDIOVOX COMMUNICATIONS CORP., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of Audiovox Corporation (the "Lender") at the office of 150 Marcus Blvd., Hauppauge, NY, in lawful money of the United States of America and in immediately available funds, the aggregate unpaid principal amount of all loans ("Loans") made by Lender to Borrower under this Note. Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the same rate of interest that is available to Lender under the Fourth Amended and Restated Credit Agreement, dated as of July 28, 1999, among Audiovox Corporation, the lenders parties thereto and JPMorgan Chase Bank, as administrative agent and collateral agent (as amended, supplemented, otherwise modified or refinanced, refunded, renewed or extended, the "Credit Agreement").

     The principal amount of this Note from time to time outstanding and all accrued and unpaid interest thereon shall be due and payable upon written demand in whole or in part by Lender to Borrower, such demand to take into account the financial condition of Borrower and other relevant factors.

     Borrower acknowledges and agrees that Lender may make demand for payment hereunder for up to the full amount that Borrower is then able to borrow under credit facilities that Borrower may obtain in the future from third party financing sources.

     Lender is authorized to endorse on Schedule 1 annexed hereto and made a part hereof (or in its internal records) or on a continuation thereof which shall be attached

                                  Exhibit 99.8
                                        1
hereto and made a part hereof the date, type and amount of each Loan made hereunder and the date and amount of each payment or prepayment of principal thereof. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement (or any error therein) shall not affect the obligations of Borrower under this Note.

     This Note may be prepaid at any time, in whole or in part and without premium or penalty. All payments hereunder shall be applied first to unpaid interest, next to expenses and last to principal payments.

     All unpaid amounts hereunder shall automatically accelerate and immediately become due and payable by Borrower to Lender if:

     (a) Borrower commences a voluntary case or proceeding seeking liquidation, reorganization, or other relief with respect to itself, or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for Borrower or any substantial part of its property, or taking possession by any such official in any involuntary case or other proceeding commenced against Borrower, or makes a general assignment for the benefit of creditors, or fails generally to pay its debts as they become due, or takes any corporate action to authorize any of the foregoing; or

     (b) An involuntary case or proceeding is commenced against Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for Borrower or any substantial part of its property and such involuntary case or other proceeding remains in undismissed and unstayed for a period of one hundred twenty (120) days; or

     (c) Any Person (directly or indirectly through one or more Affiliates) other than Lender and its Affiliates and Associates becomes the owner of a majority of Borrower's capital stock or acquires all or substantially all of Borrower's assets (whether through merger, stock purchase, asset purchase or another form of transaction).

     Borrower agrees to pay Lender the same fees for banking transactions as Lender is charged under the Credit Agreement, provided that the fees charged to Borrower will only be for banking services used by Borrower including, without limitation, letter of credit commissions, activity fees, commitment fees, and bank transfer fees.

     Borrower agrees to pay or reimburse Lender for all of its out-of-pocket costs

                                  Exhibit 99.8
                                        2
and expenses incurred in connection with the collection of this Note, including, without limitation, fees and disbursements of Lender's counsel incurred in connection with any claim, action or any other proceeding seeking to enforce or preserve Lender's rights under this Note.

     Borrower will continue to provide, as long as debt is outstanding to Lender hereunder, any guarantees and pledges of assets that are needed by Lender to maintain its Credit Agreement in effect; provided that such guarantee and pledge arrangements shall comply with the conditions contained in Section 1.5(m) of the Stockholders Agreement dated as of the date hereof among Borrower, Lender and Toshiba Corporation (the "STOCKHOLDERS AGREEMENT") relating to transactions involving Borrower and Lender and their Affiliates and Associates.

     All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser other otherwise, hereby waive presentment, demand, protest and other notices of any kind.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CHOICE OF LAW PROVISIONS THEREOF).

     This Note is a binding obligation enforceable against Borrower and its successors and assigns and shall inure to the benefit of the Lender and its successors and assigns. If a court deems any provision of this Note invalid, the remainder of the Note shall remain in effect.

     In any action or other legal proceeding relating to this Note, Borrower (a) consents to the personal jurisdiction of any State or Federal court located in the State of New York, and (b) agrees that a copy of this Note kept in the Lender's course of business may be admitted into evidence as an original.

     Unless otherwise defined herein, terms used herein that are defined in the Stockholders Agreement shall have the same meanings set forth for such terms in the Stockholders Agreement.

     BORROWER AND LENDER EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION IN CONNECTION WITH THIS NOTE.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]



                                  Exhibit 99.8
                                        3

     IN WITNESS WHEREOF, Borrower has caused its duly authorized representative to execute this Note as of the date first above written.

                             AUDIOVOX COMMUNICATIONS CORP.,
                             a Delaware corporation

                              By:     s/Philip Christopher
                                      ----------------------------------------
                                      Name:  Philip Christopher
                                      Title:  Chief Executive Officer

                                  Exhibit 99.8
                                        4


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